UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 1, 2009

LION CAPTIAL HOLDINGS, INC.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26235 (Commission File Number)	52-2191043 (I.R.S. Employer Identification No.)

9211 WATERFORD CENTRE BLVD STE 200
Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (512) 615-2453

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 27, 2009, Lion Capital Holdings, Inc. entered into an irrevocable Letter of Intent for the acquisition DeFi Mobile Ltd.,a privately held telecommunications company. The acquisition is subject to the entry into a material definitive agreement regarding the transaction, shareholder approvals, if applicable, and the satisfaction or waiver of certain conditions customary to transactions of this type.  The Company intends to complete the transaction on or before May 30, 2009. The timing and completion of the acquisition is subject to shareholder approval of DeFi Mobile Ltd., applicable securities laws and other factors. There can be no assurance that this transaction will be completed in a timely manner if at all.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION CAPITAL HOLDINGS, INC.

By:	/s/ Tim Page
Tim Page
President and
Chief Executive Officer

Dated: April 1, 2009